Exhibit 10.25

                             STOCKHOLDERS' AGREEMENT

            AGREEMENT dated as of the 5th day of January, 2000, by and among the persons, firms and other entities set forth on Schedule A hereto (hereinafter sometimes called collectively the "Shareholders" and individually a "Shareholder").

                              W I T N E S S E T H:

            WHEREAS, each of Penick Corporation and Penick Pharmaceutical, Inc. (collectively, "Penick") is a debtor in proceedings for a reorganization under Chapter 11 of the Bankruptcy Code currently pending in the United States Bankruptcy Court for the Eastern District of New York (the "Bankruptcy Court"), Case Nos. 94 B 42808 and 94 B 42809 (collectively, the "Case"); and

            WHEREAS, Philipp Brothers Chemicals, Inc. ("PBC"), together with Drew McManigle (the "Trustee"), the chapter 11 trustee of Penick, and Penick, are joint proponents of the Plan of Reorganization dated September 30, 1999 (as amended and resubmitted to the Bankruptcy Court from time to time, the "Plan") and have submitted a related Disclosure Statement pursuant to ss.1125 of Title 11 of the United States Code to all holders of claims in order to solicit acceptances or rejections of the Plan; and

            WHEREAS, in connection with the Plan, PBC has entered into an Escrow Agreement (the "Escrow Agreement") dated September 7, 1999 with the Trustee, pursuant to which PBC deposited with the escrow agent thereunder the sum of $500,000 as earnest money (the "Deposit"); and

            WHEREAS, at a hearing on January 5, 2000, the Bankruptcy Court confirmed the Plan, awarding Penick to PBC or a designee; and

            WHEREAS, the Shareholders have agreed to capitalize Penick Holding Company, a Delaware corporation (the "Corporation"), in order to be the purchaser under, and fulfill the purchaser's funding obligations in accordance with, the Plan, and in connection therewith, the Shareholders have agreed to purchase from the Corporation the number of shares of each class and series of capital stock of the Corporation set forth on Schedule A hereto; and

            WHEREAS, the Shareholders desire to maintain ownership and control of the Corporation between themselves for the purpose of insuring the continuity of the management and policies of the Corporation and, in furtherance thereof, to provide for the orderly disposition of the shares of the Corporation now owned or hereafter acquired by each of them under certain circumstances;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

      1. Effective Date. This Agreement shall not become effective unless and until a counterpart is executed and delivered by Shareholders investing in the Corporation at least
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$4,500,000 (including the Deposit). In the event the acquisition (the
"Acquisition") by the Corporation contemplated by the Plan is not consummated by March 7, 2000, and this Agreement shall theretofore have become effective by reason of the acceptance by the Corporation of a stock subscription and counterpart of this Agreement on behalf of Shareholders investing the requisite amount, the Corporation, at the request of any Shareholder, shall take such actions as shall effect as soon as practicable the return to each contributing Shareholder of all amounts contributed by such Shareholder to the capital of the Corporation or held by the Corporation as a contribution by such Shareholder to such capital, with any interest earned thereon. Since the Plan is subject to numerous terms and conditions, no representation or warranty is made that (a) the transactions contemplated by the Plan will actually be consummated or (b) if such transactions are consummated, that there will be no changes in, or waivers of, any of the terms or conditions of the Plan.

      2. Subscription for and Purchase of Shares. (a) Each Shareholder hereby agrees, solely as between the Shareholders (and not for the benefit of the Corporation, Penick, the Trustee, the official committee (the "Creditors' Committee") of unsecured creditors appointed by the Bankruptcy Court in the Case, or any other third party), to invest in the Corporation (to the extent it has not already done so), whether as initial share purchase price, additional capital contributions or, if and upon such terms as the Corporation and the Shareholders holding, in the aggregate, a majority interest in the Corporation shall mutually determine, equipment or subordinated loans, in the amounts specified therefor in Schedule A as its "Basic Commitment" plus PBC's rights as a proponent of the Plan.

            (b) Upon signing this Agreement, each Shareholder shall deliver to counsel to the Corporation to be held, until disbursed under the Plan or until the closing under the Plan, in an escrow account for the benefit of the Shareholders (the "Account") such Shareholder's Basic Commitment in full, as specified in Schedule A, of which $500,000 of PBC's Basic Commitment has been used as the earnest money deposit required to be made by the Corporation pursuant to the Plan, and other funds have been used to conduct diligence and to fund certain pre-closing disbursements under the Plan.

            (c) In furtherance thereof, the Shareholders have subscribed for the number of shares of the Corporation, and agreed to pay $1,000.00 per share of Preferred Stock and $9.84 per share of Common Stock or the aggregate amount therefor, set forth on Schedule A in respect of their respective Basic Commitments; provided, however, Aris Christodoulous has agreed to pay $1.00 per share of Common Stock and to enter into a certain Consulting Agreement with the Corporation in consideration thereof. In the event a Shareholder shall fail to satisfy in full its Basic Commitment, without limiting any other right or remedy of any other Shareholder, such non-contributing Shareholder shall not be entitled to ownership of any securities of the Corporation, and the Corporation shall have the right, for a period of ninety days, to repurchase such Shareholder's shares of Preferred Stock and Common Stock at cost, without any increase due to a dividend or for any other reason.

            (d) The Corporation shall not have any rights or remedies with respect to the failure of a Shareholder to fulfill its Basic Commitment, such obligations and all provisions of


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

this Agreement with respect thereto being solely an agreement among the Shareholders, enforceable solely by them against the others and not otherwise.

            (e) The Corporation will pay or reimburse a Shareholder or affiliate of a Shareholder for pre-incorporation expenses incurred by it in connection with the organization of the Corporation, due diligence with respect to and the acquisition of Penick, and related expenses, including such expenses of PBC included in the Plan or Disclosure Statement and other such expenses upon submission of vouchers or expense statements reasonably evidencing such expenses. If, in connection with the initial funding of the Company required to consummate the Plan, a Shareholder shall advance to the Company more than his or its allocation specified in Schedule A, such Shareholder shall be entitled to reimbursement of such over-advance, without interest.

      3. Management of the Corporation.

            (a) Each of the Shareholders agrees, from and after the date hereof, so long as they shall own (or be deemed to own) shares of the Corporation, to vote all of the shares of the Corporation now or hereafter owned and/or held of record by such Shareholder so as to use their best efforts to elect and thereafter for the term of this Agreement to continue in office a Board of Directors of the Corporation, consisting of three (3) persons, designated as follows (so long as such designating party shall own (or be deemed to own) at least one-half of the aggregate shares of Common Stock heretofore and hereafter from time to time issued to them, respectively):

            One person to be designated by PBC and Jack C. Bendheim (by the decision of the holder or holders of a majority of the shares of Common Stock owned by them); and

            One person to be designated by Peter Joseph; and

            One person to be designated by Daniel Strauss.

            The initial Board of Directors shall be comprised of the following persons:

                        Jack C. Bendheim
                        Peter Joseph
                        Daniel Strauss

                  Jack C. Bendheim shall be Chairman of the Board of Directors, as long as he and PBC shall own (or be deemed to own) at least one-half of the aggregate shares of Common Stock heretofore or hereafter issued to them. Each of the Shareholders agrees that the following persons shall be officers of the Corporation, and that the other officers of the Corporation shall be determined by the Board of Directors, each to hold such office or offices and to serve until their respective successors shall have been elected and qualified, and subject to removal at any time in accordance with the By-laws of the
Corporation:

                  Stuart Rose             President
                  Joseph M. Katzenstein   Treasurer and Secretary


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

The President , if not also a director, shall also be entitled to observe meetings of the Board of Directors as the Board shall deem advisable.

            The Corporation's By-laws shall provide that any director may be removed for cause by the Shareholders and that directors, other than the initial directors specified above, may be removed without cause by the Shareholders. A quorum for meetings of the Board of Directors shall consist of a majority of the directors then in office.

            The obligations of the Shareholders to vote in accordance with the terms of this paragraph 3(a) shall continue after a distribution of equity securities of the Corporation unless and until there shall have been completed a Qualified Distribution. For purposes of this Agreement, a "Qualified Distribution" means an underwritten public offering by the Corporation of shares of its equity securities in which the aggregate gross proceeds received by the Corporation shall equal or exceed $10,000,000.

            (b) If there is a vacancy in the Board of Directors of the Corporation during the period of time a Shareholder shall own (or be deemed to own) at least one-half of the aggregate number of shares of Common Stock heretofore and hereafter from time to time issued to such Shareholder, and such vacancy shall be due to the death, removal or resignation of a director designated by such Shareholder, such Shareholder shall be entitled to designate a person to fill such vacancy in the Board of Directors, and each Shareholder agrees to vote all of the shares of the Corporation owned and/or held of record by such Shareholder in favor of the person designated by the Shareholder entitled to designate the person whose directorship has been terminated.

            (c) Each of the Shareholders agrees to cause the persons designated as directors by such Shareholder to resign as a director of the Corporation and of the Corporation's subsidiaries, if any, in the event and at the time that such Shareholder ceases to own (or be deemed to own) at least one-half of the aggregate number of shares of Common Stock heretofore and hereafter from time to time issued to such Shareholder, and, if necessary, to cause the shares of the Corporation owned (and deemed owned) by such Shareholder to be voted for the removal of any such director who refuses to resign.

            (d) In order to effectuate the foregoing voting agreements of the parties hereto with respect to the election of directors of the Corporation, the Shareholders grant to, and are deemed to have executed in favor of, each other (and their respective permitted successors and assigns), an irrevocable proxy, coupled with an interest, to vote all of the shares of the Corporation owned by the grantor of the proxy in accordance with the voting agreements contained in this paragraph, by a written consent of stockholders without a meeting or at a meeting of the stockholders of the Corporation held to vote upon and elect such directors.

            (e) Without the approval of Shareholders owning or holding of record at least sixty percent (60%) of the then outstanding shares of Common Stock of the Corporation, the Corporation shall not be permitted to take any of the following actions:


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

            (i) sell substantially all of the assets of the Corporation for a purchase price which would yield, after accounting for outstanding indebtedness of the Corporation, total consideration, the proportionate share of which for a Shareholder would be less than the aggregate amount paid by such Shareholder for each share of the Corporation owned by him at the time of such proposed sale; provided however, that no such approval by a Shareholder shall be necessary if such proposed sale is to occur after the fifth anniversary of the date of the closing of the Acquisition;

            (ii) enter into business or businesses not related or incidental to the ownership or operation of a business that manufactures or imports opium or derivatives, or other narcotics or controlled substances, or crude amphotericin slurry ("CAS");

            (iii) enter into any agreement for the sale or purchase of assets by, or the provision of services by or to, the Corporation with any of the Shareholders or any entity controlled by, controlling or under common control with any of the Shareholders upon terms less favorable than those then generally available from or with unrelated third parties;

            (iv) by reclassification or recapitalization of its capital stock, including combination of the outstanding shares of its Preferred Stock or Common Stock into a smaller number of shares, or by merger of the Corporation with or into an entity controlled by, under common ownership or control with or controlling one or more of the then-shareholders of the Corporation, reduce or increase the relative interest of any one Shareholder disproportionately to that of the other Shareholders;

            (v) remove any director, or fill any vacancy on the Board of Directors, or elect or remove any officer of the Corporation;

            (vi) purchase or redeem any outstanding shares of the Corporation (other than pursuant to the provisions of this Agreement);

            (vii) merge, consolidate, liquidate or dissolve the Corporation; or

            (viii) amend the certificate of incorporation or by-laws of the Corporation.

      4. Restrictions on Transfer of Shares.

            (a) During the term of this Agreement and so long as there shall not have been consummated a Qualified Distribution, no Shareholder, either directly or indirectly, shall (whether by operation of law or otherwise) sell, assign, mortgage, hypothecate, transfer, pledge, create a security interest in or lien upon, encumber, give, place in trust, or otherwise voluntarily or involuntarily dispose of (hereinafter collectively called "transfer") any or all of the shares of the Corporation (or any right or interest therein) now owned or hereafter acquired or owned by such Shareholder, except as hereinafter provided.


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

            (b) Notwithstanding the provisions of subparagraph 4(a) above, but in each case subject to the provisions of paragraph 6 hereof,

                  (i) Each member of a Family Group (as set forth on Schedule B hereto) shall be under no restrictions (other than restrictions imposed by federal and state securities laws) as to the transfer by them of their shares of the Corporation to one or more other members of the same Family Group or to their respective permitted transferees specified in clause
      (ii) below; and

                  (ii) a Shareholder (including a shareholder who shall become a Shareholder after having been a permitted transferee of a Shareholder) shall have the right (subject to compliance with the provisions of subparagraph 4(c) below) at any time during the term of this Agreement to make the following transfers:

                        (A) if such Shareholder shall be a corporation or other non-individual, to individuals and entities which are and thereafter continue to be, controlled by, controlling or under common ownership and control with, such Shareholder or in the event of the liquidation or dissolution of such Shareholder, to its shareholders or other owners of the equity interests in such Shareholder;

                        (B) if such Shareholder shall be an individual, (1) to entities controlled by such individual Shareholder, (2) to the then-current spouse, parents or lineal descendants of such individual Shareholder or to trusts or custodianships established for or entities controlled by any of such persons, (3) by operation of law, (4) by disposition pursuant to the terms of such individual Shareholder's will, or (5) to such individual Shareholder's estate;

                        (C) in accordance with the provisions of paragraph 5 hereof; or

                        (D) any shares effectively registered under the Securities Act of 1933, as amended (the "Securities Act"), in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement, or of any Shares previously effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in such applicable registration statement.

            (c) Any transfer by a Shareholder to such a permitted transferee referred to in clause (ii) (A) or (B) of subparagraph 4(b) of all or any part of such Shareholder's shares of the Corporation (or in the event of any subsequent permitted transfer by any such permitted transferee to another permitted transferee) may be made provided that at the time of any such transfer, each such transferee agrees in writing to be bound by all of the provisions of this Agreement applicable to the transferor, and provides a copy thereof to each Shareholder. In such event, such permitted transferees (including subsequent permitted transferees hereunder) shall receive, hold and vote such shares subject to the terms of this Agreement and the rights and obligations hereunder of the Shareholder from whom such shares were originally transferred as though such shares were still owned (and for purposes of this Agreement such shares shall still


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

be deemed owned) by such Shareholder, and such Shareholder (together with all of his permitted transferees) shall continue to be deemed a single Shareholder for purposes of paragraphs 2 and 3 hereof (the rights of which under this Agreement shall be exercised by a majority in interest thereof) and in the case of such a transfer by a Shareholder prior to the death of such Shareholder, the permitted transferees thereof shall not be deemed Shareholders for the purpose of this Agreement, except as otherwise expressly provided in this Agreement. Upon a transfer of such Shareholder's shares of the Corporation by will, or by the laws of descent and distribution, as permitted by this Agreement, such recipients shall be deemed for all further purposes hereof to be Shareholders hereunder and parties hereto provided that each such permitted transferee complies with the provisions of this subparagraph. There may be further transfers of such shares by a permitted transferee to permitted transferees of such permitted transferee.

            (d) As used in this Agreement, the term "Permitted Transferee" shall mean any transferee pursuant to clause (i) or, subject to subparagraph (c) above, clause (ii)A or (B) of subparagraph 4(b), and the term "shares" shall have reference to and also include Preferred Stock, Common Stock, certificates therefor, script representing fractional shares thereof, options and warrants for Preferred Stock, Common Stock or any other shares, as well as shares received by way of dividend, additional issuance or upon an increase, reduction, substitution or reclassification of shares or upon any merger or reorganization of the Corporation.

      5. Sale of Shares.

            (a) If any Shareholder (the "Selling Shareholder") desires to dispose (other than a transfer to a Permitted Transferee, or pursuant to a merger or reorganization transaction to which the Corporation is a party), in a bona fide arm's-length third-party transaction, of any or all of his shares of the Corporation (the "Offered Shares"), pursuant to a written offer (the "Offer") received from a proposed third-party purchaser, at any time after to the earlier of (i) the fifth anniversary of the date of the closing of the Acquisition and (ii) the consummation of a Qualified Distribution, the Selling Shareholder shall promptly furnish written notice (the "Notice") to the Corporation and to each other Shareholder (provided that such other Shareholder then owns or is deemed to own shares of the Corporation). Each such notice shall be accompanied by a photocopy of the original or most recent third-party offer, setting forth in reasonable detail the terms and conditions of the Offer and the name, address and telephone number of the party or parties marking the Offer. The Notice shall constitute both:

                  (i) an offer to sell, at the same price per share and upon the same terms and conditions as set forth in the Offer (except as otherwise provided in subparagraph (5(j) below), all, but not less than all, of the Offered Shares to (A) the other Shareholders, pro rata based on the relative number of shares of Common Stock owned of record or which would be owned of record upon conversion of preferred shares by each of them on the date of the Offer or in such other proportions as the other Shareholders may agree, and (B) the Corporation, to the extent only of any shares of Common Stock that the other Shareholders do not agree to purchase; and


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

                  (ii) in the alternative, an offer for the other Shareholders to participate in the Offer on the same term as, and pro rata with, the Selling Stockholder.

Any determination of the number of shares of Common Stock to be offered to each other Shareholder on the pro rata basis described above shall be made by the Corporation and any such determination shall be binding on all of the Stockholders. To be deemed to be a "bona fide offer" within the meaning of this paragraph, an offer must be signed by the maker of such offer, who must be financially capable of carrying out the terms of the offer and who must not be an offeror prohibited from becoming a transferee by reason of paragraph 6 below (a "Qualified Offeror").

            (b) Each of the other Shareholders shall have a period of 60 days form the date of the Notice to notify the Selling Shareholder, the remaining other Shareholders and the Corporation that such Shareholder agrees either to
(i) purchase all or a portion of the Offered Shares offered to such Stockholder on the terms set forth in the Offer or (ii) to participate in the Offer on the same terms as, and pro rata with, the Selling Shareholder. If one, but not all, of the other Shareholder elects to participate in the Offer with the Selling Shareholder, the election of the remaining other Shareholders to purchase the Offered Shares shall take precedence and the provisions of paragraph 4(c) shall govern.

            (c) Any Offered Shares which any of the other Shareholders do not agree in writing within such 60-day period to purchase shall be deemed to be re-offered for sale to the remaining other Shareholders who had agreed to them, on the terms set forth in the Offer, pro rata based on the relative number of Offered Shares that each of them had previously agreed to purchase or in such other proportions as they may agree, and such remaining other Shareholders shall have an additional five days to agree in writing to purchase such Offered Shares. Any such Offered Shares which the remaining other Shareholders do not agree in writing within such five-day period to purchase shall be deemed to be re-offered for sale to the Corporation on the terms set forth in the Offer, and the Corporation shall have an additional five days to agree in writing to purchase such Offered Shares. If the other Shareholders and the Corporation have agreed within such total 20-day period to purchase all of the Offered Shares among them, the parties shall proceed to consummate such purchases not later than the 90th day following the date of the Notice.

            (d) If all of the other Shareholders timely agree in writing to participate in the Offer with the Selling Shareholder, the parties shall proceed together to consummate such transaction with the third party identified in the Notice. The total number of Shares to be sold in the transaction shall be divided among the participating Shareholders in proportion to their then respective percentage shareholdings in the Corporation, notwithstanding that the Offer was originally made only to the Selling Shareholder. The Shareholders shall share all costs in connection with the transaction equally. The Shareholders shall consummate the transaction simultaneously and no participating Shareholder shall consummate such transaction without the other.

            (e) If the other Shareholders and the Corporation do not agree in writing within 70 days after the date of the Notice either to purchase all of the Offered Shares among


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

them or, in the case only of the other Shareholders, to participate in the Offer, the Selling Shareholder shall have the right to sell to the Qualified Offeror identified in the Offer all of the Offered Shares for a period of 60 days following such 60th day, such sale to be at no less favorable price and upon terms and conditions no less favorable to the Selling Shareholder than as set forth in the Offer. All shares so sold to such Qualified Offeror shall thereupon become subject to the restrictions of this Agreement, except that no such Qualified Offeror shall be entitled to any of the rights of a Shareholder set forth in or under paragraph 3 or 5(a)(ii) hereof. If the Selling Shareholder fails to sell the Offered Shares to such party on such terms and conditions within such 60-day period, the Offered Shares shall again be subject to the provisions of this paragraph 5.

            (f) If the Qualified Offeror makes one or more new bona fide offers at a lower price or upon terms which are more favorable to such Qualified Offeror than those previously offered by the offeror to the other Shareholders and the Corporation, then each new bona fide offer shall be treated as a new bona fide offer subject to the provisions set forth in this paragraph 5, except that the sixty (60) day offering period provided in subparagraph (b) above shall be thirty (30) days; provided, however, that if any such thirty (30) day period would terminate on a date prior to the date on which such period would have terminated without giving effect to the new bona fide offer, then such period shall continue until the original period's termination date.

            (g) For purposes hereof, a "third-party transaction" shall not include, and a "third-party purchaser" does not refer to, any person or entity that is a Shareholder or could be a Permitted Transferee of the offeror pursuant to subparagraph 4(b) above or is controlled by, controlling or under common control with, the offeror.

            (h) In the event that any Shareholder offers or is deemed to have offered his or her shares of the Corporation for sale pursuant to this paragraph 5 (such Shareholder being referred to as "First Offeror" herein) and during the offering periods applicable to such shares another Shareholder offers or is deemed to have offered his or her shares of the Corporation for sale (such other Shareholder being referred to as "Second Offeror" herein), the offering periods with respect to the shares of the Second Offeror shall not commence until the last offer of the First Offeror is accepted or expires hereunder. In such event, the Second Offeror shall not be entitled to purchase or receive any further offers with respect to any shares of the First Offeror and all prior offers made to such Second Offeror shall be deemed cancelled and terminated.

            (i) As used in this paragraph 5, the requirement that any purchase of the offeror's shares by the Corporation and/or any offeree Shareholder pursuant to this paragraph 5 be at the "same price per share and upon the same terms and conditions" as the offer to purchase such shares by a proposed third-party purchaser may be met in accordance with the rules and guidelines set forth in Appendix A hereto.

            (j) The offeror shall, at the request of a majority in voting interest of the other Shareholders, take such action as is necessary and lawful
(i) to permit the Corporation's decision with respect to its acceptance of any offer made to it under this paragraph 5 (to be decided by a majority in voting interest of the other Shareholders) and (ii) to enable the Corporation to accept such offer to the extent desired by a majority in voting interest of the other Shareholders to the


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

fullest extent permitted by law, including, but not limited to, the creation of corporate debt and the creation of legally available surplus (whether by reduction of capital, revaluation of assets or otherwise).

            (k) The options and rights granted under this paragraph 5 shall be assignable among members of the same Family Group, and the rights and obligations of the Corporation may be assigned by the Corporation, provided that the Corporation may not assign such rights to a Shareholder without the unanimous approval of the Board of Directors.

      6. Certain Prohibited Transfers. Any transfer of shares of the Corporation otherwise permitted under this Agreement shall require prior approval of the Board of Directors of the Corporation if such transfer is to any individual or entity (other than a Shareholder) which is any of the following: (i) a competitor of the Corporation or any subsidiary thereof; (ii) any company which has a class of securities registered with the Securities and Exchange Commission; (iii) an individual or entity that would cause, by its ownership or voting of such shares, a default under any loan documentation to which the Corporation or any subsidiary thereof or any Shareholder then is a party or by which the Corporation or any subsidiary thereof or any Shareholder is bound or would adversely affect the ability of the Corporation or any subsidiary thereof to maintain any license or permit or comply with any law, rule or regulation applicable to the Corporation or any subsidiary; (iv) an entity controlled directly or indirectly by any government or political subdivision thereof; (v) an individual or entity for which such ownership or voting of shares would conflict with, or result in a breach or violation of any law, rule or regulation applicable to the Corporation or any subsidiary thereof, or would require prior approval of any governmental department, entity, bureau, commission, administration or other body, which approval has not been obtained; (vi) any individual or entity controlled by, controlling or under common control with any of those persons or entities described in clauses (i) - (v) immediately above.

      7. Drag Along Rights.

            (a) If the Company or a Shareholder receives a bona fide arm's length outside offer (the "Outside Offer") from a third party to purchase all of the shares of the Corporation, which at least sixty percent (60%) in interest of the Shareholders (the "Initiating Shareholders") desire to accept, the Initiating Shareholders may give the other Shareholders written notice (an "Outside Offer Notice") setting out the following details of the proposed purchaser, namely (i) the full name and address of the proposed purchaser and
(ii) the full terms and conditions of the proposed offer, including the price payable per share.

            (b) If the Outside Offer is a bona fide arms-length offer from a third party purchaser unconnected with any Shareholder then, provided that the net proceeds resulting from such sale payable to the holders of preferred shares of the Corporation or in respect of their preferred shares shall exceed the outstanding liquidation preference (including accrued dividends) on such preferred shares and be payable in cash in freely convertible currency at the closing of such sale, the Initiating Shareholders shall be entitled to require the other Shareholders, which shall be obliged, to join with them in accepting the Outside Offer and to sell


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

the shares of the Corporation held by them to the said third party purchaser upon the terms and conditions of the Outside Offer, by written notice to that effect (a "Drag-Along Notice"), which notice may be the Outside Offer Notice. In such event, the Shareholders shall do all things necessary to consummate such sale as soon as practicable, but in any event within sixty days of the date of the Drag-Along Notice.

      8. Reports to Shareholders.

            (a) At all times during the term of this Agreement, the Shareholders shall keep or cause to be kept true and correct books of account, in which shall be entered fully and accurately each transaction of the Corporation and its subsidiaries. Such books of account shall at all times be maintained at the principal office of the Corporation and shall be open to the reasonable inspection and examination of the Shareholders or their duly authorized representatives during normal business hours.

            (b) Annual financial reports of the Corporation and its subsidiaries, in such form and subject to such a compilation, review or audit by the Corporation's regularly engaged public accountants as the Board of Directors shall determine, shall be transmitted to each of the Shareholders not later than four (4) months after the end of each fiscal year of the Corporation. Quarterly and other reports will be prepared in such form and in such detail (but not to be audited) as the Board of Directors shall determine, and promptly transmitted to each of the Shareholders.

      9. Unrelated Business Interests. The Shareholders agree amongst themselves (without affecting the Corporation) that each Shareholder and the officers, directors and shareholders thereof may engage in other activities unrelated to the Corporation, and may engage in or possess an interest in other business ventures of any nature and description, independently or with others, including but not limited to the ownership, financing, leasing, operation, management, manufacturer and marketing of specialty chemicals, the manufacture or importation of opium or derivatives or other narcotics or controlled substances, and of investment, brokerage and financial services activities, subject to general principles of fiduciary duty and corporate opportunity that may be applicable. Neither the Corporation nor any of the Shareholders shall have any rights, by virtue of this Agreement, in or to any such independent activities or ventures of the others. Except as provided in subparagraph 3(e)(iii) above, the fact that a Shareholder, or any person or entity controlling, controlled by or under common control with such Shareholder, is employed by, or directly or indirectly is interested in or connected with, any person, firm or corporation employed by the Corporation to render or perform a service, or from whom the Corporation may buy or sell merchandise or other property, or to or from whom the Corporation may lease or sell any of its assets, shall not prohibit the Shareholders or the Corporation from executing any agreement or engaging in any transaction with, or employing, such person, firm or corporation or from otherwise dealing with him or it, and neither the Corporation nor any of the Shareholders, as such, shall have any rights in or to any income or profits derived therefrom; provided, however, that no Shareholder shall directly participate in or recommend any such agreement, transaction or dealings, or permit any of its affiliated persons or entities to engage therein, unless such agreement, transaction or dealings is or are in all respects on bona fide, arm's-length terms no less favorable to the Corporation than terms obtainable by it from or with unrelated persons or entities.

      10. Application of Agreement to After-Acquired Shares. All of the provisions of this Agreement shall apply to all of the shares of the Corporation now owned or which may be issued or transferred hereafter to a Shareholder or to his transferees in consequence of any additional issuance, purchase, exchange or reclassification of shares, corporate reorganization, or any other form of recapitalization, or consolidation, or merger, or share split, or share dividend, or which are acquired by a Shareholder in any other manner.

      11. Specific Performance. Inasmuch as the shares of the Corporation are closely held and the market therefor is limited, irreparable damage would result if this Agreement is not specifically enforced. Therefore, the rights and obligations to offer for sale shares of the Corporation, and to vote shares of the Corporation, as provided herein, shall be enforceable in a court of equity by a decree of specific performance and appropriate injunctive relief may be applied for and granted in connection therewith (in each case, without any showing of actual damages or that monetary relief would not provide an adequate remedy), without any bond or other security being required. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

      12. Legend.

            (a) Each certificate representing shares of the Corporation of which a Shareholder is a record or beneficial owner shall have stamped, printed or typed thereon the following legend:

                  "The securities represented by the certificate have not been registered under the Securities Act of 1933, as amended, or under any applicable state securities laws, and may only be sold or transferred in compliance with such Act and such state securities laws. The sale, assignment, transfer, pledge or hypothecation of the shares represented by this certificate is subject to a certain Stockholders' Agreement, dated as of January 5, 2000 and any amendments thereto, a signed counterpart of which is on file at the office of the Corporation."

            (b) The Corporation shall not at any time permit any transfer to be made on its books or records of the certificates representing the shares of any of the parties hereto unless such transfer is made pursuant to and is in accordance with the terms and conditions of this Agreement.

      13. Complete Agreement; Waivers. This Agreement constitutes the complete understanding among the parties hereto, and no modification or amendment of any of the terms and provisions hereof shall be valid unless made pursuant to an instrument in writing signed by each of said parties. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. Anything in this Agreement to the contrary notwithstanding (and without limiting the rights of the owners of all of the then outstanding shares to amend, modify or terminate this Agreement), any modification, amendment or termination of this Agreement, and any waiver, consent or other instrument under or pursuant to this Agreement, by a written agreement signed by a "Shareholder" as defined in the introductory paragraph of this Agreement, shall be valid and binding upon any and all persons or entities (other than the Corporation) who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of the shares originally acquired by such Shareholder to the extent that such modification, amendment or termination would have been binding upon such Shareholder if he had owned such shares at the time thereof.

      14. Reduction of Capital to Create Surplus. In the event that at any time the Corporation's surplus shall be insufficient to enable the Corporation to purchase or to make any payment due with respect to shares which it elects or agrees to purchase, the Shareholders (for themselves and their respective heirs, successors, personal representatives and assigns) agree that they shall forthwith take appropriate steps to effect a sufficient reduction of the stated capital of the Corporation to enable such purchase or payments to be made; provided, however, that if a Shareholder, other than the seller, so desires, he may (but shall not be obligated to) in lieu of effecting a reduction of the stated capital of the Corporation, elect to contribute to the Corporation a sufficient amount of cash to enable the Corporation to purchase such shares or to make any payment or payments due hereunder. Solely for the purpose of effecting such reduction in stated capital, the Shareholders grant to, and are hereby deemed to have executed in favor of each other (and their respective permitted successors and assigns):

            (i) an irrevocable proxy to vote all of the shares of the Corporation owned by the grantor of the proxy in favor of a reduction in stated capital by a written consent of stockholders without a meeting or at a meeting of the stockholders of the Corporation held to vote upon and authorize such reduction in stated capital; and

            (ii) an irrevocable power of attorney to sign and file any and all papers required to be signed and filed by the grantor of the power of attorney in order to effect the requisite reduction in stated capital.

      15. Termination. This Agreement shall terminate:

            (i) upon the mutual consent in writing of all of the then Shareholders; or

            (ii) upon the consummation of a Qualified Distribution, except for paragraph 6 which shall survive; or

            (iii) upon the sale as herein permitted of all of the outstanding shares of the Corporation held by all but one of the then Shareholders.

Nothing contained in this paragraph 15 shall effect or impair any rights or obligations arising prior to the time of the termination of this Agreement as herein provided, or which may arise by an event causing the termination of this Agreement.

      16. Successors and Assigns. All of the terms and provisions of this Agreement shall inure to the benefit of and shall be binding upon the heirs, personal representatives, successors and assigns of the respective parties hereto; provided, however, that nothing contained herein shall be construed as granting any Shareholder the right to transfer any of his shares except as permitted by this Agreement.

      17. Governing Law. This Agreement has been made in and shall be governed by and construed and enforced in accordance with the laws of the State of New York.

      18. Notices. All notices, offers, acceptances, and other communications permitted or required hereunder shall be sufficiently given and shall be deemed effective on receipt if personally delivered (by courier or otherwise) or sent by air mail, postage prepaid, or by facsimile or telex (with confirmed answerback), if to any or all of the Shareholders, to each such party's address set forth at the head of this Agreement and with a copy to the Corporation at its then principal office. Any party hereto may change the address to which each such notice or communication shall be sent, or may request that a copy thereof be sent to another person, by giving written notice as aforesaid to all of the other parties hereto of such address or person.

      19. Paragraph Headings. The paragraph headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation hereof.

      20. Severability. In the event that any provision of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless narrowed by construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

      21. Further Action. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

      22. Pronouns. Pronouns used herein shall be deemed to be and include pronouns of the male, female and/or neuter gender whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

      23. Several Liabilities. The obligations of the Shareholders hereunder are several and not joint.

      24. Counterparts. This Agreement may be executed in one or more counterparts which, when taken together, shall constitute one complete, executed Agreement.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

PHILIPP BROTHERS CHEMICALS, INC.        PBCI LLC


By: /s/                                 By: /s/
   --------------------------------        -------------------------------------


/s/                                     /s/
-----------------------------------     ----------------------------------------


/s/                                     /s/
-----------------------------------     ----------------------------------------


/s/                                     /s/
-----------------------------------     ----------------------------------------


/s/                                     /s/
-----------------------------------     ----------------------------------------


/s/                                     /s/
-----------------------------------     ----------------------------------------


/s/                                     /s/
-----------------------------------     ----------------------------------------

                                                                      Appendix A

                              Rules and Guidelines
                                 for determining
                      Price, Terms and Conditions of Offers

      1. If a proposed third-party purchaser offers to pay the entire purchase price in cash or by check upon the transfer of all of the shares of the Corporation to be purchased thereby, or in one or more installments payable from time to time (collectively referred to as "Money"), such requirement may be met by the offeree(s) hereunder offering and paying the selling Shareholder the exact same sum as that offered by the proposed third-party purchaser, in cash or by check, and/or by the delivery of instruments of indebtedness in the proportionate share of each offeree upon the same date or dates and at the same rate of interest, if any.

      2. If a proposed third-party purchaser offers payment in whole or in part with property other than Money, such requirement may be met by each offeree hereunder paying the selling Shareholder his proportionate share of the "cash equivalent" (as hereinafter defined) of such other consideration, valued as at the end of the calendar month immediately preceding the month in which the offer or sale is first made to the Corporation (the "Determination Date").

      3. If a proposed third-party purchaser offers collateral and/or third-party guarantees in connection with the unpaid portion of the purchase price, if any, such requirement may be met by the offeree(s) hereunder pledging in lieu thereof the shares purchased pursuant to such offer as collateral security for and until the full payment of the purchase price therefor.

      4. Each Shareholder acknowledges that a comparison of an offer to purchase shares of the Corporation made by a proposed third-party purchaser, on the one hand, and the Corporation and/or another Shareholder, on the other hand, which is payable in one or more deferred payments may involve an assessment of the credit risk with respect to a particular payor. Each Shareholder further acknowledges that an offer may involve additional terms (including, without limitation, a pledge of collateral or guarantee by or on behalf of a proposed purchaser, or management or insurance or reinsurance arrangements) the value of which may be difficult to ascertain. Each of the Shareholders, being fully aware of the foregoing, hereby waives any and all right to claim that an offer is not at the "same price per share and upon the same terms and conditions" due to differences in the creditworthiness of a proposed third-party purchaser and an offeree, the quality of collateral offered, if any, or due to any such other terms or conditions; provided, however, that the offeree or offerees hereunder shall have complied with the provisions of subparagraphs (1), (2) and/or (3) above to the extent applicable.

      5. For the purposes hereof, "cash equivalent" shall mean the fair market value, in cash, as of the Determination Date of the consideration other than Money offered by the proposed purchaser.

      6. Notwithstanding anything contained in this Agreement to the contrary, if the Corporation and each other Shareholder receive a notice (the date of the receiving of such notice being herein called the "notice date") from a Shareholder of an offer from a proposed third-party purchaser payable, in whole or in part, in consideration other than Money, the period of time from the notice date to the date on which the cash equivalent of such consideration is determined shall be excluded in determining all applicable offering periods provided for in paragraph 5. Upon receipt by the Corporation of such a notice, the Corporation and the selling Shareholder giving such notice shall use their best efforts to determine and agree upon the fair market value, in cash (and assuming payment in full at the closing) of the portion of the consideration not payable in Money. If the fair market value of such consideration cannot be resolved to the satisfaction of the Corporation and the selling Shareholder within five (5) business days after the notice date, application shall be made promptly thereafter by either the Corporation or the selling Shareholder to the President of the American Arbitration Association, who shall appoint an appraiser. The determination by such appraiser of the fair market value of such consideration shall be made, at the expense of the selling Shareholder, as of the applicable Determination Date and shall be final, conclusive and binding upon the Corporation and the selling Shareholder. Such appraiser shall, as soon as possible after receiving a written request from either the Corporation or the selling Shareholder, make a determination of the fair market value of such consideration and shall furnish a certificate setting forth such determination to the Corporation. The Corporation shall promptly forward a copy of such certificate to each other Shareholder and the selling Shareholder.

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/18/1999
                                                          991493652 - 3128346

                          CERTIFICATE OF INCORPORATION

                                       OF

                             PENICK HOLDING COMPANY

            The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

            FIRST: The name of the corporation (hereinafter called the "corporation") is:

                             Penick Holding Company

            SECOND: The address, including street, number, city and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, State of Delaware 19805-1297; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

            THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation is:

            to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            FOURTH: (a) The total number of shares of stock which the corporation shall have the authority to issue is 25,000, which are divided into 10,000 shares of Common Stock, par value $.0001 per share, and 15,000 shares of Preferred Stock, par value $.0001 per share.

                  (b) The Board of Directors is hereby expressly granted authority to authorize, from time to time in accordance with law, the issue of one or more series of Preferred Stock and with respect to any such series to fix by resolution or resolutions the numbers, powers, designations, preferences and relative, participating, optional or other special rights of such series and the qualifications, limitations or restrictions thereof, including, but without limiting the generality of the foregoing, the following:

                        (i) The number of shares to constitute such series and
            the distinctive designations thereof;

                        (ii) The dividend rate to which such shares shall be
            entitled and the restrictions, limitations and conditions upon the payment of such dividends, whether dividends shall be cumulative, the date or dates from which dividends (if cumulative) shall accumulate and the dates on which dividends (if declared) shall be payable;

                        (iii) Whether or not the shares of such series shall be
            redeemable and, if so, the terms, limitations and restrictions with respect to such redemption, including without limitation the manner of selecting shares for redemption if less than all shares are to be redeemed, and the amount, if any, in addition to any accrued dividends thereon, which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different with respect to shares redeemed through the operation of any purchase, retirement or sinking fund and with respect to shares otherwise redeemed;

                        (iv) The amount in addition to any accrued dividends
            thereon which the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation, which amount may vary at different dates and may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary;

                        (v) Whether or not the shares of such series shall be
            subject to the operation of a purchase, retirement or sinking fund and, if so, the terms, limitations and restrictions with respect thereto, including without limitation whether such purchase, retirement or sinking fund shall be cumulative or non-cumulative, the extent to and the manner in which such fund shall be applied to the purchase, retirement or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

                        (vi) Whether or not the shares of such series shall have
            conversion privileges and, if so, prices or rates of conversion and the method, if any, of adjusting the same;

                        (vii) The voting powers, if any, of such series; and

                        (viii) Any other relative rights, preferences and
            limitations pertaining to such series.

            FIFTH: The name and the mailing address of the incorporator are as follows:

                        Richard S. Kaplan, Esq.
                        Golenbock, Eiseman, Assor & Bell
                        437 Madison Avenue
                        New York, New York 10022

            SIXTH: The corporation shall have the power to indemnify and advance expenses to any person to the full extent permitted from time to time by the General Corporation Law of the State of Delaware.

            The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            SEVENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as director.

            EIGHTH: The corporation is to have perpetual existence.

            NINTH: In furtherance and not in limitation of the powers conferred upon the stockholders by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation, subject to the power of the stockholders to alter or repeal the by-laws made or altered by the board of directors.

            TENTH: Except as otherwise required in the by-laws of the corporation, election of directors need not be by written ballot.

            Signed at New York, New York on November 18, 1999.

                                        /s/ Richard S. Kaplan
                                        ----------------------------------------
                                        Richard S. Kaplan,
                                        Incorporator

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 1/04/2000
  001003926 - 3128346

                     CERTIFICATE OF DESIGNATION, PREFERENCES
                        AND RIGHTS OF SERIES A REDEEMABLE
                           CUMULATIVE PREFERRED STOCK
                                       OF
                             PENICK HOLDING COMPANY

            PENICK HOLDING COMPANY, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

            Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and pursuant to the provisions of ss.151 and ss.141 of the Delaware General Corporation Law, the Board of Directors, by unanimous written consent dated January 3, 2000, adopted the following resolution providing for the designation, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions of the Series A Redeemable Cumulative Preferred Stock;

            WHEREAS, the Certificate of Incorporation of the Corporation provides for two classes of shares, one known as common stock, $.001 par value per share (the "Common Stock"), and one known as preferred stock, $.001 value per share (the "Preferred Stock"); and

            WHEREAS, the Board of Directors of the Corporation is authorized by the Certificate of Incorporation to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such series and to fix the designation, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

            NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors deems it advisable to, and hereby does, designate a Series A Redeemable Cumulative Preferred Stock and fixes and determines the rights, preferences, qualifications, limitations and restrictions relating to the Series A Redeemable Cumulative Preferred Stock as follows:

      1. Designation; Ranking. The shares of such series of Preferred Stock shall be designated "Series A Redeemable Cumulative Preferred Stock" which shall be senior to all other capital stock of the Corporation with respect to dividends, redemption and distributions upon the liquidation, dissolution or winding-up of the Corporation (referred to herein as the "Series A Preferred Stock").

      2. Authorized Number. The number of shares constituting the Series A Preferred Stock shall be 12,000.

      3. Dividends. (a) The holders of record of shares of Series A, Preferred Stock shall be entiled to receive regular cash dividends, when and as declared by the Board of Directors, at the annual rate of $85 per share, all of which dividends shall be cumulative and shall be deemed to accrue from and after the date of the issuance of such shares, whether or not earned or declared and whether or not there be funds legally available therefor; provided, however, that upon the occurrence of a Corporate Transaction (as defined in Section 4(b) below), the right to such dividends shall terminate and cease to accrue as of the date of original issue. All dividends shall be payable in cash upon the earlier to occur of a Liquidation (as defined in Section 4(a) below) or a Corporate Transaction, except that in lieu of cash, such dividends shall be payable in shares of Series A Preferred Stock, the number of shares being determined pursuant to subparagraph (c) hereof , if agreed to by holders of at least a majority in interest of the Series A Preferred Stock then outstanding. Any written instructions or determination delivered to the Corporation and purporting to be the agreement of the holders of such requisite percentage of the Series A Preferred Stock outstanding shall be final, conclusive and binding upon the holders of all of the Series A Preferred Stock outstanding shall be final, conclusive and binding upon the holders of all of the Series A Preferred Stock. If the Corporation does not receive written direction as to whether such holders desire to receive Series A Preferred Stock or cash for any dividend by the date such dividend shall be payable, Series A Preferred Stock shall be issued.

            (b) If, for any dividend accrual period, dividends at the rate hereinabove specified are not declared and paid or set aside for payment, the amount of accrued but unpaid dividends shall accumulate, and shall be added to the dividends payable for subsequent dividend accrual periods. If the funds legally available for the payment of such dividends are insufficient to pay in full the dividends payable on all outstanding shares of Series A Preferred Stock, the total available funds may be paid in partial dividends to the holders of the outstanding shares of Series A Preferred Stock ratably in proportion to the full dividends to which they are entitled. No dividend or distribution in cash or other property (other than a stock dividend payable solely in shares of Common Stock) on any other class of stock of the Corporation shall be declared or paid or set apart for payment unless dividends on the Series A Preferred Stock have been paid in full and then only if the Corporation shall not be in default in respect of any redemption or purchase obligation pursuant to this resolution. Any reference to "distributions" in this paragraph 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary. Dividends shall cease to accumulate in respect of shares of Series A Preferred Stock on the day prior to their redemption unless the Corporation shall have failed to pay the relevant redemption price on the date fixed for redemption.

            (c) If pursuant to subparagraph (a) hereof, a dividend is to be paid in shares of Series A Preferred Stock, then the holders of shares of Series A Preferred Stock shall receive and the Corporation shall issue and deliver or, failing such actual issuance and delivery, shall be deemed to have issued and delivered, to each holder of record of Series A Preferred Stock that number of fully paid and non-assessable shares of Series A Preferred Stock of the Corporation as shall be equal to the aggregate amount payable in respect of such dividend payment not theretofore paid on all outstanding shares of Series A Preferred Stock of each holder of Series A Preferred Stock as if a dividend was payable in shares,. and the Corporation shall be deemed to have issued and delivered such Series A Preferred Stock, quarterly from and after the date of original issue, divided by the Original Issue Price (as hereinafter defined). Fractional shares of Series A Preferred Stock may be issued in respect of dividends hereon.

            (d) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 3 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of holders of Series A Preferred Stock to receive the dividends specified herein.

      4. Preference on Liquidation, etc.

            (a) In the event of any voluntary or involuntary liquidation, distribution of assets (other than the payment of dividends), dissolution or winding-up of the Corporation (a "Liquidation"), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of shares of Common Stock, the holders of shares of Series A Preferred Stock shall be entitled to receive the following, as a Liquidation Preference: (i) in the case of a Liquidation, an amount in cash equal to one thousand dollars ($1,000) per share (the "Original Issue Price"), plus accrued and unpaid dividends to such date or (ii) in the case of a Corporate Transaction (as defined in Section (b) below), an amount in cash equal to the Original Issue Price without dividends, all of which shall terminate and cease to accrue as of the date of original issue, but in either such situation they shall be entitled to no further payment with respect to such Series A Preferred Stock. After setting apart or paying in full the Liquidation Preference, the remaining assets (whether stated capital or surplus), if any, or, in the event of a Corporate Transaction, all consideration received by the Corporation in excess of the applicable Liquidation Preference shall be distributed exclusively to the holders of record of the issued and outstanding Common Stock. If, upon any liquidation, distribution of assets, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Series A Preferred Stock shall be insufficient to pay the Liquidation Preference in full to the holders of Series A Preferred Stock, then such assets or the proceeds thereof shall be distributed among such holders ratably in accordance with the respective liquidation amounts which would be payable on such shares if all amounts payable thereon were paid in full. The Liquidation Preference shall be payable to the holders of the Series A Preferred Stock upon the occurrence of a Liquidation, or the closing of a transaction giving rise thereto, or a Corporate Transaction, notwithstanding any delay in the receipt of funds by the Corporation in connection therewith by virtue of any escrow arrangement, promissory note, deferred payment of proceeds or otherwise.

            (b) (i) For purposes of this Section 4, a Corporate Transaction shall be treated as a Liquidation and shall entitle the holders of Series A Preferred Stock to receive, upon the consummation of such Corporate Transaction, consideration in the same form as is to be provided in such Corporate Transaction (whether cash, securities, other property or any combination thereof), having a fair market value (determined in good faith by the board of directors of the Corporation) equivalent to the amounts to which such holders of Series A Preferred Stock would otherwise have been entitled pursuant to Section 4 (a) assuming such Corporate Transaction had constituted a Liquidation within the meaning of said Section 4(a); provided, however, that the right to dividends shall terminate and cease to accrue as of the date of original issue.

                  (ii) As used herein, "Corporate Transaction" means (A) any consolidation or merger of the Corporation, other than any merger or consolidation resulting in the holders of the capital stock of the Corporation entitled to vote for the election of directors holding a majority of the capital stock of the surviving or resulting entity entitled to vote for the election of directors, (B) any person or entity (including any affiliates thereof) becoming the holder of a majority of the capital stock of the Corporation entitled to vote for the election of directors, (C) any sale or other disposition by the Corporation of all or substantially all of its assets, or (D) the consummation by the Corporation of an underwritten public offering of equity securities of the Corporation registered under the Securities Act of 1933, as amended, the net proceeds of which to the Corporation shall be at least $10,000,000.

            (c) Written notice of a liquidation, dissolution or winding-up (including the transactions described in subparagraph (b) above), stating a payment date, the estimated amount of the Liquidation Preference, and the place where said amounts shall be payable shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to each holder of record of Series A Preferred Stock at his post office address as shown by the records of the Corporation.

      5. Voting

            (a) General. Except as any provision of law, the Certificate of Incorporation or this resolution may otherwise require, no share of Series A Preferred Stock shall entitle the holder thereof to any voting power, to participate in any meeting of shareholders or to have notice of any meeting of shareholders. In all cases where the holders of shares of Series A Preferred Stock have the right to vote separately as a class, such holders shall be entitled to one vote for each such share held by them, respectively.

            (b) Special Class Vote. Without the consent of the holders of at least a majority in interest of the shares of Series A Preferred Stock then outstanding, given in writing or by vote at a meeting of such holders called for such purpose voting together as


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

a class, the Corporation will not (i) increase the authorized amount of Series A Preferred Stock, (ii) create any other class of stock (or a security convertible into such a class of stock) entitled to a preference prior to or on parity with the Series A Preferred Stock upon any dividend or distribution or any liquidation, distribution of assets, dissolution or winding-up of the Corporation or increase the authorized amount of any such other class, (iii) amend, alter or repeal any provision of the Certificate of Incorporation so as to adversely affect the preference, rights or powers of the Series A Preferred Stock, (iv) merge or consolidate with or into any other person, firm or corporation, or sell substantially all of its assets or business to another person, or (v) purchase or otherwise acquire for value any Series A Preferred Stock other than as provided in paragraph 6 hereof;

      6. Redemption.

            (a) Optional Redemption. (i) The Corporation, at its option, may redeem, at any time or from time to time on or after January 1, 2003, out of funds legally available therefor, the whole or any part of the shares of the Series A Preferred Stock outstanding on the date fixed for redemption, at a redemption price per share in the amount of the Original Issue Price plus all accrued and unpaid dividends on such shares of Series A Preferred Stock to the redemption date. Such redemption, if for less than all the outstanding shares of the Series A Preferred Stock, shall be made pro rata in proportion to the number of shares of Series A Preferred Stock held by each holder as of the date of the Optional Redemption Notice (as defined below).

                  (ii) At least thirty (30) but not more than sixty (60) days prior to the date fixed for any optional redemption of Series A Preferred Stock (the "Optional Redemption Date"), written notice shall be mailed by mail, postage prepaid, to each holder of record of Series A Preferred Stock to be redeemed, at such holder's post office address last shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, specifying the Optional Redemption Date and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Optional Redemption Notice"). On or after the Optional Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender his certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Optional Redemption Notice, and thereupon the redemption price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Optional Redemption Date, unless there shall have been a default in payment of the redemption price, all rights of the holders of such shares to be redeemed as holders of Series A Preferred Stock (except the right to receive the redemption price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

            (b) Mandatory Redemption. (i) At any time on or after January 1, 2005, the holders of record of not less than eighty percent (80%) in interest of shares of Series A Preferred Stock then outstanding may elect to have the Corporation redeem, out of funds legally available therefor, all or any part of the outstanding shares of Series A Preferred Stock, and except as provided below, the Corporation shall, out of funds legally available therefor, redeem and purchase any such shares upon the exercise of such option, and the holders of record thereof shall be entitled to receive, out of funds legally available for such purpose, payment in cash in the amount per share to be redeemed equal to the Original Issue Price, plus accrued and unpaid dividends thereon to the Mandatory Redemption Date (as defined below). The election by such holders to cause the Corporation to redeem shares of Series A Preferred Stock shall be made by delivering written notice to the Corporation at least ninety days prior to the date such redemption is to be effected (the "Mandatory Redemption Date").

            (ii) At least thirty days prior to the Mandatory Redemption Date, written notice shall be mailed by mail, postage prepaid, to each holder of record of Series A Preferred Stock, at such holder's post office address last shown on the records of the Corporation, notifying such holder of the election of the holders of not less than eighty percent (80%) in interest of shares of Series A Preferred Stock then outstanding to cause the Corporation to redeem such shares, specifying the Mandatory Redemption Date and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Mandatory Redemption Notice"). On or after the Mandatory Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender his certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Mandatory Redemption Notice, and thereupon the redemption price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Mandatory Redemption Date, unless there shall have been a default in payment of the redemption price, all rights of the holders of such shares to be redeemed as holders of Series A Preferred Stock (except the right to receive the redemption price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

            (c) Partial Redemption. Upon the surrender for redemption of only a portion of the number of shares covered by a certificate surrendered pursuant to the foregoing provisions of this paragraph 6, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unredeemed portion of the certificate so surrendered.

            (d) Retirement of Shares. Shares of Series A Preferred Stock which have been issued and have been redeemed, repurchased or reacquired in any manner by the Corporation shall be retired and restored to the status of authorized but unissued shares of Series A Preferred Stock.

      7. Business Day. If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day (as defined below), such payment or redemption shall be made on the immediately succeeding Business Day and no further dividends shall accumulate after the day payment was required. "Business Day" means a day other than a Saturday, Sunday, national or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

      8. Headings of Subdivisions. The headings of various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

      9. Notice to the Corporation All notices and other communications required or permitted to be given to the Corporation hereunder shall be made by first-class mail, postage prepaid, to the Corporation at its principal executive offices, Attention: President).

      10. Limitations. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this resolution (as such resolution may be amended from time to time) or otherwise in the Certificate of Incorporation of the Corporation.

      IN WITNESS WHEREOF, this Certificate has been signed on this 4th day of January, 2000.

                                        PENICK HOLDING COMPANY

                                        By: /s/ Richard S. Kaplan
                                           -------------------------------------
                                           Name:  Richard S. Kaplan
                                           Title: Director


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